UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TravelCenters of America LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-570154
(State of Organization)	(IRS Employer Identification No.)

400 Centre Street, Newton, MA	02458
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-139272 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s securities required by this Item is set forth under the captions “Prospectus,” “Dividend Policy,” “Federal Income Tax Considerations” and “Description of our Limited Liability Company Agreement” in the Registrant’s Registration Statement on Form S-1 (File No. 333-139272), filed with the Securities and Exchange Commission on December 12, 2006, as amended on January 12, 2007 and as may be amended after the date hereof. The final prospectus contained in such Registration Statement or filed pursuant to Rule 424(b) shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Exhibit
Number	Description of Exhibit

1.1	Certificate of Formation of the Registrant. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-139272)

1.2
Amended and Restated Limited Liability Company Operating Agreement of the Registrant. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, File No. 333-139272)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRAVELCENTERS OF AMERICA LLC

Date: January 25, 2006	By: /s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer